UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 16, 2008

(Date of earliest event reported)

TEXADA VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51563 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

11616 East Montgomery Drive, No. 54, Spokane Valley, Washington 99206

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   509-301-6635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Materially Definitive Agreement.

Overview

The Registrant entered into a term sheet, dated September 16, 2008, by and among the Registrant, Royalty Exploration, LLC (“Royalty Exploration”) and Royalty Exploration Acquisition Co., LLC, Royalty Exploration’s wholly-owned subsidiary (together with Royalty Exploration, “REX”) (the “Term Sheet”). The Term Sheet sets forth the principal terms upon which the Registrant and Royalty Exploration agree to enter into a definitive agreement (the “Definitive Agreement”) under which the Registrant agrees to acquire Royalty Exploration (the “Business Combination”) and commence a concurrent financing of $40 million. Royalty Exploration is in the business of developing interests in oil, gas and mining properties by using a unique technology for cost-effective and efficient exploration and development of gas, oil and minerals deposits. Royalty Exploration has entered into an agreement to acquire substantially all of the assets of a business unit of a large research and development and manufacturing company engaged in the business of providing exploration and environmental surveys for a purchase price of $40 million, of which $30 million is due at closing and the balance (less certain credits of approximately $4 million) is payable by issuing a promissory note (the “REX Acquisition”). The Term Sheet is non-binding, except for customary binding provisions.

The Financing

The Registrant will use commercially reasonable efforts to commence a financing to raise $40 million by issuing the Registrant’s securities (the “Placement”) to fund the REX Acquisition and general working capital requirements of the combined company following the Business Combination. The Registrant, at its option, may raise such financing through mezzanine debt financing, which may be satisfied by a subsequent placement of issuing the Registrant’s securities.

Acquisition of REX

The Registrant and REX will enter into a Definitive Agreement under which the Registrant (or a holding company created to facilitate the Business Combination) will acquire all of the issued and outstanding equity of Royalty Exploration by issuing shares of the Registrant’s common stock (“Consideration Shares”) to the equity holders of Royalty Exploration (“REX Unitholders”) equal to 50% of the issued an outstanding voting stock of the Registrant after giving effect to the Placement and the Business Combination. The Registrant will issue the Consideration Shares to REX Unitholders in exchange for their equity securities in Royalty Exploration as follows: (a) shares of Series A Preferred Stock (as described below) to holders of Founder Units and Class N Units (the “REX Affiliate Unitholders”) and (b) shares of common stock to holders of Class A and Class B Units (the “REX Investor Unitholders”). REX Investor Unitholders will also receive one-half warrant for each Consideration Share issued to the REX Investor Unitholders (the “Consideration Warrants”). As of September 16, 2008, REX Investor Unitholders hold approximately 17.7% of the Royalty Exploration issued and outstanding units, which percentage in the combined company shall not be diluted as a result of the Business Combination. REX Investor Unitholders will hold approximately 17.7% of the combined company and Conversion Warrants to acquire approximately 8.12% of the combined company, subject to dilution after the Closing Date (as defined below).

The Series A Preferred Stock that will be issued to the REX Affiliate Unitholders, which includes founders, employees and board members of Royalty Exploration, is expected to represent approximately 22.3% of the issued and outstanding shares of the combined company. The Series A Preferred Stock will vote as a class, appoint 50% of the members of the Registrant’s board of directors at closing and elect a majority of the Registrant’s board of directors at the annual meetings of shareholders following the closing. The Series A Preferred Stock will automatically convert into shares of the Registrant’s common stock on the earlier of: (a) 24 months from the concurrent closing of the Placement, the Business Combination and certain other acquisitions contemplated by the Term Sheet (the “Closing Date”); (b) the Registrant raising additional capital (post-Placement) in excess of $30 million; or (c) the Registrant failing to meet the financial forecast set forth in the business plan to be provided by REX for three consecutive quarters. REX Affiliate Unitholders have agreed to place a number of shares of Series A Preferred Stock equal to 10% of the issued and outstanding voting stock of the combined company after giving effect to the Placement and the Business Combination in escrow (the “Escrow Shares”). The Escrow Shares will be released from escrow in amounts and upon satisfaction of events to be set forth in the Definitive Agreement.

Each Consideration Warrant, upon vesting, will be exercisable to acquire one share of the Registrant’s common stock at 125% of the price at which the Registrant’s common stock was sold pursuant to the Placement (the “Placement Price”). The Consideration Warrants will vest if the daily volume weighted average price of the Registrant’s common stock on the OTCBB (or other exchange or market on which the common stock is traded) (“VWAP”) exceeds 150% of the Placement Price for 10 consecutive trading days. The Consideration Warrants will expire 18 months after the Closing Date whether vested or not. Notwithstanding the foregoing, the Registrant will have the right at anytime to redeem Consideration Warrants at $0.01 per Consideration Warrant at the rate of 33.3% of the number of Consideration Warrants held by each holder, subject to the following conditions: (a) the daily VWAP of the Registrant’s common stock exceeds 200% of the Placement Price for 10 consecutive trading days; (b) the Registrant provides the holders of Consideration Warrants notice of redemption 15 trading days prior to the redemption; and (c) the common stock underlying the Consideration Warrants to be redeemed has been registered for resale under the Securities Act of 1933, as amended, or may be resold without restriction by the holder.

Bridge Loan

The Registrant agrees, through an interim equity financing or bridge loan, to fund, for the benefit of REX in order to facilitate the Business Combination, the sum of up to $500,000 in available cash or financing to be used as follows:

•

Prior to the Bridge Release Date (defined below) to reimburse REX for documented costs and expenses, including reasonable retainers for an accounting firm and an independent auditor, related to preparation of financial statements; legal expenses; and other documented expenses reasonably related to the Business Combination and Placement (the “Reimbursed REX Expenses”).

•

Prior to the Bridge Release Date (defined below) the Registrant shall fund its costs and expenses related to the Business Combination, including, among other items, legal and accounting expenses; salaries of executive officers, including a chief financial officer; Securities and Exchange Commission (“SEC”) filing expenses; transfer agent expenses; restructuring costs; expenses incurred in connection with the Placement (excluding any finders’ fees, agency fees, commissions or third-party expenses, which shall be deducted from the proceeds of the Placement); and other expenses in connection with the transactions contemplated under the Definitive Agreement through to the Closing Date (the “Buyer Expenses”).

•

REX intends to submit a request for a waiver from the SEC to file “carve out” financial statements for the business unit it is acquiring through the REX Acquisition to present statements of revenue and direct expenses in lieu of full financial statements (the “SEC Carve Out Request”).  Upon grant of a waiver in connection with the SEC Carve Out Request (the “Bridge Release Date”), the Registrant will advance to REX in cash (the “Cash Advance”) an amount equal to: (a) $500,000 less (b)(1) the Reimbursed REX Expenses, (2) the Buyer Expenses incurred through the Bridge Release Date and (3) $75,000 to be reserved to pay additional Buyer Expenses incurred after the Bridge Release Date.

The Cash Advance and the Reimbursed REX Expenses will be REX’s debt obligation (the “Bridge Loan”) and will be evidenced by a promissory note(s) for each draw down for reimbursement and payable from the proceeds of the Placement on the later of (a) March 31, 2009; (b) the Closing Date; or (c) the termination of the Term Sheet. If the Business Combination is not consummated, then REX will repay the Bridge Loan to the Registrant in 12 monthly installments. The Bridge Loan provisions of the Term Sheet are binding.

Corporate Structure of Combined Company

The Registrant will change its name to “Royalty Exploration Inc.” upon closing. At closing, the board of directors is anticipated to consist of 6 members: 2 designated by investors, 1 designated by the Registrant, 1 designated by REX and 2 designated by holders of Series A Preferred Stock. Mark Arnold will serve as chief executive officer and president, Grant Tonkin will serve as executive vice-president of operations and finance and Don Baker will serve as chief operating officer. The combined company will appoint a chief financial officer with experience serving in such a role for public companies filing reports with the SEC.

Termination of Term Sheet

The Term Sheet may be terminated by either party if the conditions set forth in the Term Sheet have not been satisfied on or before December 31, 2008. The Term Sheet may be terminated by REX if the Registrant has not provided to REX satisfactory evidence of financial commitments to raise at least $40,000,000 in the Placement by or before October 31, 2008.

Description of REX’s Business

REX was formed to develop interests in oil, gas and mining properties by using a unique technology for cost-effective and efficient exploration and development of gas, oil and minerals deposits. Royalty Exploration’s business strategy is to use this technology to provide survey services along with interpretation and drill target analysis to mining, oil and gas companies in exchange for a royalty interest or the right to acquire working interests in production realized from these surveys under the terms of negotiated participation agreements.

Royalty Exploration’s business model currently centers upon its royalty business, which is based on providing proprietary surveys to mining, oil and gas companies. Royalty Exploration structures its projects based on the following three scenarios, or a combination of these:

1.	Obtain an overriding royalty interest in an oil or gas project or a gross (or net) smelter return royalty where a third party owns or controls the mineral rights;
2.	Obtain a working or joint venture interest in an oil, gas or mineral project where a third party owns or controls the mineral rights; or
3.	Obtain or control the mineral rights, conduct geochemical surveys and exploration, and then promote the project retaining an interest.

Description of Royalty Exploration’s Oil and Gas Interests

Royalty Exploration has the following oil and gas exploration projects:

Service Partner	Description/Location	Working Interest (%)*	Status
Phil Kendrick Oil & Gas	Hendrick Trust Haskell County, TX	50.00 Option to earn additional 25	Drill two wells late 2008, 13 well drilling program 2009
Phil Kendrick Oil & Gas	Haskell Kendrick Haskell County, TX	12.5 to 25	Producing oil wells, drill additional wells 2009
Foree Oil Company	Haskell Foree Haskell County, TX	6.25	Producing gas/oil well– testing new zones, temp. shut while negotiating purchase of 100% working interest
Royalty Exploration LLC	Eads Kiowa, CO	100.00	Survey complete, negotiating additional acreage, drill 2009

Royalty Exploration LLC	K1 Wichita, KS	75.00	Survey complete, drill 2009
Royalty Exploration LLC	K2 Wichita, KS	100.00	Survey complete, drill 2009
Ellora Energy, LLC	Table Top Prowers County, CO	6.25	Drill 2 wells in 2009
Ellora Energy, LLC	Lemon Victory Haskell County, KS	6.25	Producing and completing oil wells
Resource Ventures	New Albany Shale Knox & Sullivan Counties, IN	1.00	4 wells drilled, tested positive for gas, waiting production testing and pipeline connection
Resource Ventures	Butler Dekalb County, IN	10.00	Survey complete acquiring additional leases
St. Joe Valley Exploration	Ashley County, IN	25.00 Option to earn additional 50	Survey in progress
St. Joe Valley Exploration	Stueben County, IN	25.00 Option to earn additional 50	Survey in progress
St. Joe Valley Exploration	Allen County, IN	25.00 Option to earn additional 50	Acquiring additional leases
Fasken Oil and Ranch, Ltd.	Smith Creek, Elko and Eureka Counties, NV	3.00	Survey complete, 2D seismic in 2008, drill 2009
WTG Exploration, Inc.	Harkins Ranch Terrell County, TX	6.25	Producing gas wells
Great Western Drilling	HWL Schleicher County, TX	6.25	Follow-up survey, drill 2009
Phil Kendrick Oil & Gas, Inc.	Prairie Hill Jackson County, OK	25.00	Survey complete, acquiring additional leases, drill 2009
Dynamic Resources Corporation	Palo Duro Floyd and Motley Counties, TX	6.25	Survey complete, negotiating additional acreage and purchase of 75% working interest
Foree Oil Company	Oceana County, MI	15.50	Plugged and abandoned, drilled outside of REX’s target area. Leases expiring
Crown Quest Operating LLC	Mendell Ranch Pecos County, TX	1.00	Survey complete, drilling pending 3rd partner

* REX’s net royalty interest will be less than its working interest in those projects in which REX has granted royalty interests to third parties.

Royalty Exploration partners have drilled 16 wells under participation agreements.

Project/Operator	Well Name	Status
WTG Harkins Ranch TX	Aunt Josie #4	Producing gas
	Aunt Josie C #1	Producing gas
	Aunt Josie C #2	Tested positive for gas, temporarily abandoned and awaiting production decision

Kendrick Oil Company Haskell TX	Hendrick #14-5	Producing oil
	Hendrick #14-6	Producing oil, temporarily shut down awaiting workover rig
	Hendrick #17-2	Producing oil
Ellora Energy Lemon Victory KS	Eilerts 4	Plugged & abandoned, drilled outside of REX's target area
Ellora Energy Lemon Victory KS cont.	Eilerts 5	Tested positive for gas/oil, temporarily abandoned awaiting production decision
	Redd 4	Plugged & abandoned, drilled outside of REX's target area
	Redd 5	Tested positive for oil, temporarily abandoned awaiting production decision
	Davis 6	Producing oil
Foree Oil Company, Oceana MI	Davey Trust 2-26	Plugged & abandoned, drilled outside of REX's target area
Foree Oil Company, Haskell TX	Hendrick #2	Producing in 2007 – workover scheduled in late 2008
RDR (HC-1) Hockley TX	Grace No. 1	Tested positive for oil, plugged & abandoned due to poor reservoir characteristics
REX/Ginger Oil Wichita KS	Prairie Sky 9-1	Plugged & abandoned due to hole failure, expected re-drill in 2009
	Witham & Sons 13-1	Encounter target Morrow sands, plugged & abandoned due to poor reservoir characteristics

Royalty Exploration anticipates that 20-25 additional wells will be drilled during 2009.

Haskell Project Line of Credit

Royalty Exploration has a group of five existing investors, the Twin Cities Group (the “TCG”), who have made available a $2.5 million line of credit (“LOC”) for drilling at its Haskell County, Texas project (the “Haskell Project”), in which Royalty Exploration has a 50% working interest with the option to acquire an additional 25% working interest.  Under the terms of a letter of intent dated July 31, 2008 (“LOI”), Royalty Exploration and the TCG will negotiate and enter into an exploration agreement (the “Exploration Agreement”) under which the TCG will borrow funds from Wells Fargo and advance $1 million to Royalty Exploration to drill 3 wells on the Haskell Project. Based upon the results of the initial 3 wells, the TCG, at their sole discretion, may advance up to an additional $1.5 million for the drilling of additional wells on the Haskell Project. If the TCG instead elects to terminate the LOC, the outstanding balance on the LOC will be payable by REX to the TCG at the prime rate of interest as published from time to time by the Wall Street Journal. The LOC will be secured by Royalty Exploration’s interest in the wells drilled on the Haskell Project until the LOC is fully repaid.

In addition, the Exploration Agreement is to provide that the TCG is entitled to receive a net profits interest of 25% of net cash flows (defined as gross revenues from the Haskell Project less agreed expenses, including, but not limited to, royalty interests and operating expenses) from up to the first 15 wells drilled, completed and which produce oil, gas or other minerals from the Haskell Project, unless the LOC is earlier terminated. The TCG will not receive its net profits interest in any well drilled for which the LOC is not available or for which the TCG has denied approval. However, as long as the LOC remains available to Royalty Exploration, even if fully drawn, the TCG shall be entitled to its net profits interest in the first 15 wells drilled on the Haskell Project. For any well that is only partially funded by the TCG, the TCG’s net profits interest will be proportionately reduced, based on the ratio of funds approved by the TCG to the actual costs of the well.

Pursuant to the LOI, the Exploration Agreement is to provide that Royalty Exploration is required to pay debt service expenses on the LOC from Royalty Exploration’s interest in the net cash flows from the Haskell Project. If at any time revenues from the Haskell Project are insufficient to service the debt on the LOC, the TCG may elect to terminate the LOI. In that event, repayment of the outstanding indebtedness remaining on the LOC will be secured by Royalty Exploration’s interest in the first 15 wells and a 25% interest in any additional wells drilled thereafter on the Haskell Project.

Finally, the Exploration Agreement is to provide that Royalty Exploration will grant the TCG a right of first refusal to provide financing for or participation in any additional exploration activities on the Haskell Project.

Outside of the stated provisions of the Exploration Agreement, the LOI provides that the TCG will advance $450,000 on the LOC to Royalty Exploration to reserve a drilling rig and to purchase casing to drill the first two wells on the Haskell Project. If the Exploration Agreement is not consummated, Royalty Exploration is obligated to repay the $450,000 plus interest at the prime rate published from time to time in the Wall Street Journal. The $450,000 will be secured by any property rights acquired from the advance and Royalty Exploration’s interest in any wells drilled in whole or in part with funds from the LOC. To date, Royalty Exploration has only received the $450,000 advance from the TCG.

Royalty Exploration’s Mineral Sector Activity

The application of Royalty Exploration surveys in the mineral sector is mainly in the research and development stage. While a few case studies exist which demonstrate the likely successful application of Royalty Exploration’s survey technology to exploration for certain deposit types, Royalty Exploration is in the process of developing case studies over a variety of known mineral deposit types in various climactic conditions.

Royalty Exploration does have at least one current mineral project. The EDJV-G Project is located in Grant County, New Mexico and consists of 113 unpatented lode claims and access/exploration rights to 1,400 acres of fee land. Royalty Exploration is the operator and will become a 50/50 joint venture partner upon earn-in. The business plan of the joint venture is to advance early-stage exploration projects to a sufficient stage of evaluation to farm out the project to larger exploration and mining companies. The exploration plans for the project target potential buried porphyry copper systems in a proven copper province of an area of interest in New Mexico. Royalty Exploration plans additional surveys on this and other targets in the area throughout 2008.

Royalty Exploration’s Exploratory Joint Venture

Royalty Exploration and a large industrial company (the “Partner”) have formed a joint venture company (the “JV”) with the long-term objective of developing multiple oil and gas exploration projects that will be funded by the Partner. The general terms of the JV are:

•	The Partner owns a 90% interest in the JV and pays 100% of all exploration and development costs;
•	Royalty Exploration owns a 10% interest in and manages the technical aspects of the JV;
•	Royalty Exploration will employ its proprietary surveys of the JV project areas and the Partner will pay all costs of these surveys;
•	The JV pays Royalty Exploration a finders fee on the cost of entry into a project; and
•	Royalty Exploration is the general manager of the JV.

The JV’s initial project is a gas play in the New Albany Shale (the “Shale Project”). The Shale Project is located in Knox and Sullivan Counties, Indiana, and covers approximately 49,000 acres. The JV has purchased a 10% working interest (8.25% net revenue interest) in the Shale Project, which equates to approximately a 1% profits interest for Royalty Exploration. Four horizontal wells have been drilled and all wells tested positive for gas. These four wells are waiting to have dewatering pumps installed and the production tested. The JV also receives a carried interest to completion for the next six wells at no cost to the JV. In addition to the well carry, the JV also receives a $1 million pipeline credit.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under the “Bridge Loan” section of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXADA RESOURCES INC. (Registrant)

Dated: September 22, 2008	By: /s/ Ted Sharp Ted Sharp Chief Executive Officer